Exhibit 3.1

ARTICLES OF INCORPORATION

OF

CPC OF AMERICA, INC.

KNOW ALL MEN BY THESE PRESENTS:

That I, Jose Mojica the undersigned, for the purpose of forming a corporation under the laws of the State of Nevada, relating to the General Corporation Law,

DO HEREBY CERTIFY:

FIRST:	The name of the corporation is CPC OF AMERICA, INC.

SECOND:	This corporation is authorized to carry on any lawful business or enterprise.

THIRD:	The amount of the total authorized capital stock of this corporation is 10,000,000 shares @ $.001 par value.

FOURTH:
The members of the governing board of this corporation shall be styled directors. The first board of directors shall consist of 1 members and the names and addresses are as follows: LESLIE KESSLER, 366 N. BROADWAY, STS 310, JERICHO, N.Y. 11753

FIFTH:	The name and address of the incorporator is as follows:

Name	Post Office Address
Jose Mojica	c/o XL CORPORATE SERVICES, INC.
62 WHITE STREET, 2ND FLOOR
NEW YORK, N.Y. 10013

SIXTH:	The period of existence of this corporation shall be perpetual.

SEVENTH:	The name and address of the Registered Agent of CPC OF AMERICA, INC. is as follows: XL CORPORATE SERVICES, INC., 412 N. CURRY ST., CARSON CITY, NV. 89703

Jose Mojica, the undersigned, for the purpose of forming a corporation under the laws of the State of Nevada, do make, file and record this certificate, and do certify that the acts herein states are true and I have accordingly hereunto not my hand this 11th day of April, 1996.

/s/ JOSE MOJICA
JOSE MOJICA
Incorporator

STATE OF NEW YORK
                                                           ss
COUNTY OF NEW YORK

On April 11, 1996, personally appeared before me, a Notary Public, Jose Mojica who acknowledged that they executed the above instrument.

/s/ MARC MOEL
Notary Public

 [STAMP APPEARS HERE]

I hereby accept appointment as Registered Agent of CPC OF AMERICA, INC., and do hereby affix my signature of acceptance on this 11th day of April, 1996.

By: /s/ MARC MOEL
XL CORPORATE SERVICES, INC.
MARC MOEL, ASSISTANT SECRETARY

CERTIFICATE AMENDING THE
ARTICLES OF INCORPORATION
OF
CPC OF AMERICA, INC.

The undersigned, being the President and Secretary of CPC OF AMERICA, INC, a Nevada Corporation (the "Corporation"), hereby certify that by the written action of all the members of the Board of Directors dated July 21, 1997, and by the written action dated July 21, 1997 in lieu of a special meeting of the holders of a majority of the voting stock of the Corporation, it was agreed that this CERTIFICATE AMENDING THE ARTICLES OF INCORPORATION be filed.

The undersigned further certifies that the original Articles of Incorporation of CPC OF AMERICA, INC. were filed with the Secretary of State of Nevada on the 11th day of April, 1996. The undersigned further certifies that Article THIRD of the original Articles of Incorporation is amended to read as follows:

THIRD: The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is Twenty Five Million (25,000,000), consisting of (i) Twenty Million (20,000,000) shares of common stock, par value $.001 per share (the "Common Stock"), and (ii) Five Million (5,000,000) shares of preferred stock, par value $.001 per share (the "Preferred Stock").

The designation and the preferences, limitations and relative rights of the Common Stock and the Preferred Stock of the Corporation are as follows:

A.   Provisions Relating to the Common Stock.

1.   Except as otherwise required by law or as may be provided by the resolutions of the Board authorizing the issuance of any class or series of Preferred Stock, as herein below provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

2.   Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

3.   Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

B.   Provisions Relating to the Preferred Stock.

1.   The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.

2.   Authority is hereby expressly granted to and vested in the Board to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

a.   Whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

b.   The number of shares to constitute the class or series and the designations thereof;

c.   The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

d.   Whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which such shares shall be redeemable and the manner of redemption;

e.   Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

f.   The dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

g.   The preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of the Corporation;

h.   Whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

i.   Such other special rights and protective provisions with respect to any class or series as the Board may deem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock, designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock."

The undersigned hereby certifies that he has on this 30 day of July, 1997, executed this Certificate Amending the Original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

/s/ R. A. Shipman
Rod A. Shipman, President and Secretary

State of Calif.	)
)
County of Orange	)

On this 30th day of July, 1997, before me the undersigned, a Notary Public in and for the County of Orange, State of Calif., ?????????? appeared Rod A. Shipman, known to be the person whose name is subscribed to the foregoing Certificate Amending Articles of Incorporation and acknowledged to me that he executed the name.

[SEAL APPEARS HERE]	[SIGNATURE ILLEGIBLE]
Notary Public

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
CPC OF AMERICA, INC.
A Nevada Corporation

Rod A. Shipman certifies that:

1.   He is the President and Secretary of CPC of America, Inc., a Nevada corporation (the "Corporation").

2.   Article Third of the Articles of Incorporation shall be amended to read in its entirety as follows:

"THIRD:  The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is Twenty Five Million (25,000,000), consisting of (i) Twenty Million (20,000,000) shares of common stock, par value $.0005 per share (the "Common Stock"), and (ii) Five Million (5,000,000) shares of preferred stock, par value $.001 per share (the "Preferred Stock").  Each one (1) share of Common Stock issued and outstanding on the effective date of this amendment shall be automatically converted into two (2) shares of Common Stock.  The Preferred Stock may be issued from time to time in one or more series.  The board of directors is authorized to fix the number of shares of any series of Preferred Stock, to determine the designation of any such series and to determine or alter the rights, preferences, privileges, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series."

3.   The change has been duly approved by the Corporation's Board of Directors by resolutions duly approved by all of the members of the Board of Directors by resolutions duly adopted by Joint Written Consent of the Board of Directors and Majority Stockholders effective June 17, 1998.

4.   The number of shares of the Corporation outstanding and entitled to vote on these amendments to the Articles of Incorporation is 2,135,333.  These amendments have been duly approved by a majority vote of the Corporation's stockholders holding at least a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote, by resolutions duly adopted by Joint Written Consent of the Board of Directors and Stockholders effective June 17, 1998.

The undersigned hereby declares and certifies that the matters set forth in the foregoing Certificate are true and correct to his knowledge and that this Certificate was executed on June 15, 1998 at Douglas City, Nevada.

/s/ Rod A. Shipman
Rod A. Shipman, President and Secretary

STATE OF NEVADA	)
) ss.
COUNTY OF DOUGLAS	)

On June 16th, 1998, before me, Rod A. Shipman, personally appeared Rod A. Shipman, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Judith P. Junge

(Seal)